                                                                    Exhibit 10.3


                             SELECT REINSURANCE LTD

                                      AND

                              PXRE REINSURANCE LTD

                                      AND

                            HARRINGTON TRUST LIMITED








                   ------------------------------------------

                            "THE PATRIOT 2004 TRUST"

                   ------------------------------------------

                             THE PATRIOT 2004 TRUST

                                     INDEX

CLAUSE                SUBJECT                                                                         PAGE
------                -------                                                                         ----
1.   Definitions and Construction........................................................................1
2.   Name and Proper Law.................................................................................5
3.   Deposit of Assets into the Trust Fund...............................................................5
4.   The Trust Fund......................................................................................6
5.   Powers Regarding Assets and Income..................................................................6
6.   Investment of Assets................................................................................9
7.   Additional Powers..................................................................................10
   Power to Manage as if Absolute Owner.................................................................10
   Power to Receive Additions...........................................................................10
   Power to Vote and Give Proxies.......................................................................10
   Power to Keep Trust Fund Abroad......................................................................10
   Power to Pay Duties..................................................................................11
   Power to Execute Documents...........................................................................11
   Power to Prosecute and Defend........................................................................11
   Power to Distribute in Specie........................................................................12
   Power to Seek Legal Advice...........................................................................12
   Power to Appoint Investment Advisor..................................................................12
   Power to Delegate Generally..........................................................................13
   Power to Act Notwithstanding Personal Interest.......................................................13
8.   Additional Rights and Duties of the Trustee........................................................13
9.   Trustee's Remuneration.............................................................................14
10.  Trustee's Liability and Indemnity..................................................................15
11   Receipt of Income..................................................................................16
12   Protection of Third Parties........................................................................16
13.  Trustee Acting as Director etc. and Agent..........................................................16
14.  Overseeing Management of Companies.................................................................17
15.  Trustee's Discretion...............................................................................17
16.  Notices............................................................................................17
17.  Severability.......................................................................................18
18.  Assigns............................................................................................18
19.  Appointment and Retirement of Trustee..............................................................18
20.  Settlor's Power to Change Proper Law and Forum.....................................................20
21.  Counterparts.......................................................................................20
22.  Power to Vary......................................................................................20
23.  Termination of Trust...............................................................................21
24.  Arbitration........................................................................................22
25.  Irrevocable Trust Agreement........................................................................23
26.  Representation and Warranties......................................................................23
     FIRST SCHEDULE.....................................................................................25
     SECOND SCHEDULE....................................................................................26
     THIRD SCHEDULE.....................................................................................27
     FOURTH SECHDULE....................................................................................29
     FIFTH SECHEDULE....................................................................................31

THIS TRUST AGREEMENT is made as of the 30th day of June 2004 AMONG SELECT REINSURANCE LTD, a reinsurance company incorporated under the laws of Bermuda (the "SETTLOR"), HARRINGTON TRUST LIMITED, a licensed trust company incorporated under the laws of Bermuda (the "ORIGINAL TRUSTEE") and PXRE REINSURANCE LTD, a reinsurance company incorporated under the laws of Bermuda (the "BENEFICIARY").

W H E R E A S :

(A) The Settlor and the Beneficiary have entered into certain Reinsurance Agreements in which the Settlor has reinsured the Beneficiary (the "REINSURANCE AGREEMENTS") set forth in the First Schedule (as such schedule may be amended from time to time); and

(B) The Settlor has agreed to secure payment of Obligations from time to time owing by the Settlor to the Beneficiary under or in connection with the Reinsurance Agreements in accordance with the terms provided for therein; and

(C)      The Beneficiary has issued the Policy in favour of the Settlor; and

(D) The Settlor desires to transfer to the Trustee the sum of money or other assets specified in the Second Schedule and anticipates it will transfer or otherwise place under the control of the Trustee further assets by way of addition to the Trust Fund in order to secure Obligations under or in connection with the Reinsurance Agreements; and

(E) The Settlor and the Beneficiary have further agreed that the Assets shall be applied to secure the obligations of the Beneficiary under the Policy; and

(F) The Trustee has agreed to act as trustee hereunder and to hold the Trust Fund upon the terms of this Trust Agreement for the benefit of the Beneficiary and the Settlor, such that the Assets of the Trust Fund shall be held for the benefit of the Beneficiary while Obligations remain outstanding and for the Settlor in priority to the claims of the Beneficiary to the extent provided for in Section 5.7 hereof, and with any Income in the Income Account held for the benefit of the Settlor; and

(G) This Trust Agreement is made for the benefit of the Beneficiary and the Settlor and to set forth the duties and powers of the Trustee with respect to the Trust Fund.

NOW THIS DEED WITNESSES as follows:

1.       DEFINITIONS AND CONSTRUCTION

         In this Declaration, wherever the context permits, the following definitions and rules of construction shall apply:

         1.1 "AFFILIATE" means, with respect to any company, a company which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such company;

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                                      -2-


         1.2 "ASSET" means any asset deposited in the Trust Fund (being collectively referred to as "ASSETS", but excluding amounts in or to be credited to the Income Account;

         1.3 "AUTHORISED SIGNATORY" means in relation to the Trust or the Trust Fund or to matters relating thereto, any person who is identified by respectively the Beneficiary and the Settlor as an authorised signatory from time to time. A certificate of the corporate secretary of the Beneficiary or the Settlor may be received and accepted by the Trustee as conclusive evidence of, or a change of, an Authorised Signatory who may provide written or telefaxed directions or instructions on behalf of the Settlor or the Beneficiary, as the case may be, and may be considered as remaining in full force and effect until receipt by the Trustee of written notice to the contrary from the Settlor or the Beneficiary, as the case may be;

         1.4 "BENEFICIARY" means PXRE Reinsurance Ltd. or its successors or assigns including in liquidation;

         1.5 "BUSINESS DAY" means any week day on which business is transacted in Bermuda which is not a public holiday;

         1.6 "COMPANY" means any body, incorporated or established in any part of the world, which has a legal existence independent of that of its members including partnerships and limited liability companies;

         1.7 "CONTROL" (including the related terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the ownership, directly or indirectly, of more than fifty percent (50%) of the voting shares of a company;

         1.8 "DEED" means any instrument in writing which is signed, witnessed and dated, or otherwise validly executed in accordance with the law of the place where it is executed;

         1.9 "DESIGNEE" means a person designated in a Withdrawal Notice to receive Assets on behalf of the Beneficiary;

         1.10 "ELIGIBLE SECURITIES" means cash or securities of the type set forth in the Fifth Schedule (Investment Guidelines), provided that such securities comply with the liquidity and concentration limitations for hedge funds and the credit requirements for bonds set forth in the Fifth Schedule.

         1.11 "EVENT OF INSOLVENCY" means an event whereby the Beneficiary, PXRE Reinsurance Company or PXRE Group Ltd. has become subject to an insolvency, liquidation, rehabilitation proceedings, administrative supervision or governmental action related to the impaired financial position of any of them;

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                                      -3-


         1.12 "FAIR MARKET VALUE" shall mean with respect to (a) hedge funds, the most recent net asset value of the applicable interest received from or on behalf of the relevant hedge fund, (b) bonds, the mean of the bid and asked closing quotation from a broker dealer, chosen reasonably by Settlor, for the valuation date or if no such quotation is available, the last such available quotation.

         1.13 "INCOME" means any interest, dividends and other income which is paid with respect to the Assets;

         1.14 "INCOME ACCOUNT" means a separate account established and maintained by the Settlor at the office of the Trustee for the receipt of Income in respect of Assets in the Trust Fund;

         1.15 "OBLIGATIONS" means, with respect to the Reinsurance Agreements, the Settlor's share of (i) amounts payable from time to time to the Beneficiary by the Settlor under the Reinsurance Agreements, including, without limitation, ultimate net loses, reinsurance loss adjustment expenses, profit commissions, and return premium upon cancellation, paid by the Beneficiary but not recovered from the Settlor; (ii) reserves for reinsured losses reported and outstanding; (iii) reserves for reinsured losses incurred but not reported; (iv) reserves for allocated loss adjustment expenses; (v) outstanding, commissions, return premiums, and profit commissions, owed by the Beneficiary to third parties. If, for any reason, the Trustee pays its remuneration or any other amounts to or for the account of the Trustee or an indemnified person under Clause 10 out of the Assets of the Trust Fund, or collects the same from the Settlor, the Obligations shall be reduced by such amounts, unless the payment relates to the indemnity provided by the Settlor as outlined in Clause 10.2.2 of this Trust Agreement.

         1.16 "PARENT" means an institution which, directly or indirectly, controls another institution;

         1.17 "PERSON" includes any individual, company, unincorporated association and any person acting in a fiduciary capacity;

         1.18 "POLICY" means the Financial Guarantee Insurance Policy number HB79211346 and dated February 29, 2002 which was issued by the Beneficiary to the Settlor;

         1.19 "PROPER INSTRUCTIONS" means written or telefaxed directions, certificates, instructions or consents to be provided by the Settlor or the Beneficiary and signed by an Authorised Signatory of the Settlor or the Beneficiary or either of them as the case may be;

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                                      -4-


         1.20 the "PROPER LAW OF THIS TRUST" means the law of the jurisdiction under which questions affecting the validity, construction and effect of this Declaration and each and every provision hereof are to be determined;

         1.21 "SUBSIDIARY" means an institution controlled, directly or indirectly, by another institution.

         1.22     the "TRUST FUND" means:

                  1.22.1   the sum of money specified in the Second Schedule;

                  1.22.2 all property hereafter paid, transferred to or otherwise placed under the control of and accepted by the Trustee as additions to the Trust Fund and in respect of which a memorandum signed by the Trustee shall be conclusive evidence absent manifest error;

                  1.22.3 all Income which shall in accordance with the provisions of this Declaration be credited by the Trustee into the Income Account; and

                  1.22.4 the money, investments and other property from time to time arising from the disposition or substitution of any of the foregoing and not distributed in accordance with the terms of this Trust Agreement;

         1.23 the "TRUST PERIOD" means the period commencing on the date hereof and ending on whichever shall be the earlier of the following days:

                  1.23.1 the day on which shall expire the period of one hundred years from the date hereof; and

                  1.23.2 such day, if any, as (a) the Settlor and the Beneficiary may determine in accordance with the power conferred on them by Sub-Clause 23.1, or (b) the Settlor may determine in accordance with the powers conferred on it by Sub-Clause 23.2;

         1.24 the "TRUSTEE" means the trustee for the time being hereof, including the Original Trustee;

         1.25     "THIS TRUST" means the trust created by this Trust Agreement;

         1.26 "WITHDRAWAL NOTICE" means the notice of withdrawal given by the Beneficiary to the Trustee in the form attached as the Third Schedule;

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                                      -5-


         1.27 "WITHDRAWAL REQUEST" means the withdrawal request given by the Settlor to the Trustee in the form attached as the Fourth Schedule;

         1.28 words denoting any gender shall include both the other genders where appropriate;

         1.29 words denoting the singular shall include the plural and vice versa where appropriate;

         1.30 the index and headings (other than those of the Schedules) in this Declaration are inserted for convenience of reference only and shall have no legal effect, nor shall they affect in any way the construction of any Clause contained herein;

         1.31 any reference to a Clause, Sub-Clause or paragraph shall, unless the context precludes such a construction, be read as a reference to the particular Clause, Sub-Clause or paragraph of the Clause or Sub-Clause in which the reference occurs;

2.       NAME AND PROPER LAW

         2.1 This Trust shall be known as "THE PATRIOT 2004 TRUST" or by such other name as the Trustee may from time to time determine.

         2.2 This Trust is established under, and (subject to Sub-Clause 20.1) the Proper Law of this Trust shall be, the laws of Bermuda and the courts of Bermuda shall be the forum for the administration thereof.

3.       DEPOSIT OF ASSETS INTO THE TRUST FUND

         3.1 The Settlor shall establish the Trust Fund for the benefit of the Beneficiary and the Settlor and the Trustee shall administer the Trust Fund in its name as trustee for the Beneficiary and the Settlor. The Trust Fund shall be subject to withdrawal by the Beneficiary and the Settlor as provided herein.

         3.2 The Settlor may transfer such assets to the Trustee, for deposit into the Trust Fund, as it may from time to time desire, provided that such assets consist solely of Eligible Securities. The Trustee shall have no responsibility whatsoever to determine whether or not such assets consist solely of Eligible Securities.

         3.3 Assets other than cash shall be registered as follows in the books of the issuer or its transfer agent:

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                                      -6-


                  "[Name of Trustee] as trustee under the Patriot 2004 Trust dated June 30, 2004."

4.       THE TRUST FUND

         The Trustee shall hold the Trust Fund and the income thereof UPON TRUST for the Beneficiary and the Settlor to pay and apply the same in such manner as set out in Clause 5 below and otherwise deal with the Trust Fund in accordance with this Trust Agreement.

5.       POWERS REGARDING ASSETS AND INCOME

         5.1 Unless the Trustee has received Proper Instructions from the Settlor stating that there has been an Event of Insolvency or a claim under the Policy is outstanding, and subject to the applicable provisions of this Clause 5 , the Trustee shall, during the Trust Period, pay, transfer, appropriate or apply the whole or any part of the Assets of the Trust Fund to or for the benefit of the Beneficiary in such manner as the Beneficiary shall direct by a Withdrawal Notice, a copy of which shall be provided by Trustee to Settlor as soon as reasonably possible after receipt by the Trustee. Subject to the foregoing, upon receipt of a Withdrawal Notice, the Trustee shall immediately:

                  (a) take all steps that are necessary to transfer and deliver the Assets specified in the Withdrawal Notice to, or for the account of, the Beneficiary or any Designee; and

                  (b) reduce any non-cash Assets to cash as instructed by the Beneficiary.

         5.2 The Beneficiary hereby covenants with the Settlor that it shall make withdrawals from the Trust Fund and use and apply any Assets withdrawn from the Trust Fund only to pay or reimburse the Beneficiary for the unpaid or unreimbursed portion of the Settlor's share of the Obligations previously paid by Beneficiary after netting any such amounts against amounts owed to the Settlor by the Beneficiary regardless of the source of such obligation and after demand on Settlor for such amount has been dishonored.

         5.3 The Trustee shall have no responsibility whatsoever to determine that any Assets withdrawn from the Trust Fund pursuant to Sub-Clause 5.1 of this Trust Agreement will be used and applied in the manner contemplated by Sub-Clause 5.2.

         5.4 When the Trustee is directed to deliver Assets against payment, delivery will be made in accordance with the procedures applicable to the Asset class, or if none are provided by the market for such Asset class, then within five
                  (5) Business Days. Assets in the Trust Fund shall be valued according to their current fair market value.

         5.5 No Assets shall be withdrawn from the Trust Fund or used in any manner for paying compensation to, or reimbursing expenses of, or indemnifying, the Trustee except for indemnification provided by the Settlor to the Trustee under Sub-Clause 10.2.2 and as provided for in sub-Clause 9.3.

         5.6 Notwithstanding any other provision of this Trust Agreement, all Income in respect of Assets in the Trust Fund shall be for the benefit of the Settlor and shall be deposited by the Trustee in the Income Account. The Settlor may give the Trustee Proper Instructions to deliver all or any portion of the Income Account to the Settlor or as it instructs.

         5.7 Notwithstanding any provision to the contrary, if the Trustee has received Proper Instructions from the Settlor stating that there has been an Event of Insolvency or a claim under the Policy is outstanding, the Trustee shall provide a copy of such Proper Instructions to the Beneficiary forthwith and set aside such part of the Assets of the Trust Fund as is stated in the Proper Instructions to be required to settle the amounts due under the Policy or which the Settlor instructs should be set aside pending determination of the amount due under the Policy following an Event of Insolvency or a claim under the Policy, unless objected to in writing by the Beneficiary to the Settlor and Trustee within five (5) Business Days of delivery by the Trustee to the Beneficiary of the Settlor's Proper Instructions, and if so objected to, then as jointly instructed by the Settlor and the Beneficiary or as directed by an arbitration award entered in accordance with procedures set out in Clause 24 that is no longer subject to appeal. Except as provided for in Section 5.8, the Assets set aside shall not be available for a Withdrawal Request until Trustee receives joint instructions from Beneficiary and Settlor or as directed by an arbitration award entered in accordance with procedures set out in Clause 24 that is no longer subject to appeal. Pending resolution of any dispute between Beneficiary and Settlor as to the amount to be set aside, Trustee shall not reduce the Assets pursuant to a Withdrawal Notice below the amount Settlor claims should be set aside. Any Assets not subject to restraint by virtue of the foregoing provisions in Sub-Clause 5.7 shall be maintained and paid as otherwise provided for in this Trust Agreement.

         5.8 For the purposes of Sub-Clause 5.7, it is agreed that the only matter to be determined by the Settlor and Beneficiary or by arbitration is the amount due to the Settlor under the Policy or other obligation of Beneficiary to Settlor and the amount due to the Beneficiary under the Reinsurance Agreements in respect of Obligations or other obligation of Settlor to Beneficiary. Once such amounts are determined, the following procedure shall be followed (the "Netting Procedure"). The amounts shall be netted and if the balance is due and owing to the Settlor, the Beneficiary shall pay the net amount to the Settlor as provided for in the Policy or other evidence of obligation and if the balance is due and owing to the Beneficiary, the Beneficiary may withdraw Assets from the Trust equal to the net amount due to Beneficiary and the Settlor shall pay any deficiency to the Beneficiary. Notwithstanding the foregoing, the Settlor may defer the Netting Procedure upon the occurrence of an Event of Insolvency until all amounts that may become due from Beneficiary to Settlor under the Policy, Reinsurance Agreements or otherwise are determinable.

         5.9 Within ten (10) Business Days of the end of each calendar month, the Beneficiary shall provide the Settlor and Trustee with a report setting forth the amount required to be in the Trust Fund pursuant to the Reinsurance Agreements. The Settlor may object in writing to the Beneficiary's report within such ten (10) Business Days of receipt of such report and, if the Settlor and Beneficiary are unable to mutually agree to a resolution of the Settlor's objection, then such objection shall be resolved by arbitration pursuant to Clause 24.

         5.10 In the event that the fair market value of the Assets exceeds the amount required to remain in the Trust Fund pursuant to the Reinsurance Agreements as determined in accordance with Sub-Clauses 5.7 and 5.9, the Trustee shall, during the Trust Period

                  5.10.1 pay, transfer, appropriate or apply such part of the Assets of the Trust Fund to or for the benefit of the Settlor in such manner as the Settlor shall direct by a Withdrawal Request to the Trustee provided (i) the remaining Assets in the Trust Fund comply with the requirements of the Fifth Schedule as determined by Settlor, and (ii) after notice to the Beneficiary of the Assets to be withdrawn, Beneficiary does not object by notice to Settlor and Trustee within ten
                           (10) Business Days of receipt of the notice to it and if objected to, then as jointly instructed by Beneficiary and Settlor or pursuant to an arbitration award under Clause 24 no longer subject to appeal; and

                  5.10.2 reduce any non-cash Assets to cash as instructed by the Settlor, subject to the same provisos as in Sub-Clause 5.10.1.

         5.11 In the event that the fair market value of the Assets is less than the amount required to be in the Trust Fund pursuant to the Reinsurance Agreements as determined in accordance with Sub-Clause 5.9, then the Settlor shall transfer Eligible Securities to the Trust Fund within fifteen (15) Business Days of receipt of Beneficiaries Clause 5.9 report, or if the Settlor objects as provided for in Sub-Clause 5.9, then within ten (10) business Days of the resolution of such objection, so that the fair market value of the Assets in the Trust Fund shall equal the amount required.

         5.12 In the event that all the Obligations of the Settlor have been discharged, as jointly agreed by the Beneficiary and the Settlor, or determined in an arbitration award that is no longer subject to appeal, issued under the arbitration procedures as set out in Clause 24, the Trustee shall, subject to any lien or other right to payment of sums due to it, pay, transfer, appropriate or apply the whole or any part of the Trust Fund, to or for the benefit of the Settlor.

6.       INVESTMENT OF ASSETS

         6.1 Subject to Sub-Clause 6.2, the Assets shall be invested in Eligible Securities.

         6.2 The Trustee shall at all times be bound by and only act upon the directions of the Settlor in the investment of the Trust Fund. The Settlor shall instruct the Trustee to invest the Trust Fund in accordance with any applicable provisions of the Reinsurance Agreements but only in securities complying with the Fifth Schedule. Trustee shall have no responsibility whatsoever to determine whether or not the investments are Eligible Securities or comply with the Reinsurance Agreements.

         6.3 The Settlor shall have the power to instruct the Trustee to liquidate as well as to deliver any Assets as instructed by the Settlor provided that, except when the liquidation or delivery relates to a Withdrawal Notice or Withdrawal Request, the Trustee receives Eligible Securities of the same or greater fair market value as those delivered out, as determined by the Settlor, or such lesser fair market value which, when taking the provisions of Sub-Clause 5.10 into account, result in the fair market value of the Assets being equal to the total amount required to be in trust by the Reinsurance Agreements, all as determined by Settlor. Except for settlement in accordance with Sub-Clause 5.4, Settlor shall arrange the timing of delivery of Assets out of the Trust Fund, other than pursuant to a Withdrawal Notice or Withdrawal Request, so that with the fair market value of Assets replacing those delivered out and the fair market value of Assets in the Trust Fund is not less than the fair market value required by the Reinsurance Agreements to be in the Trust Fund.

         6.4 The Settlor shall have the power to exercise all rights with respect to the Assets that the owner of record would have the right to exercise provided that the fair market value of the Trust Fund is not less than the total amount required by the Reinsurance Agreements by virtue of the exercise of any such rights. Trustee shall have no responsibility whatsoever to determine the fair market value of the Trust Fund.

7.       ADDITIONAL POWERS

         7.1 The Trustee shall, during the Trust Period and such further period (if any) as the law shall allow, have the following additional powers:

                  POWER TO MANAGE AS IF ABSOLUTE OWNER

                  7.1.1 subject to the other provisions of this Trust Agreement including Sub-Clauses 6.2-6.4, power to effect any transaction concerning or affecting any part of the Trust Fund or any other property whatsoever, if the Trustee considers the transaction is for the benefit of the Trust Fund or of the Beneficiary or the Settlor or any of them, as if the Trustee were an absolute owner beneficially entitled to the Trust Fund;

                  POWER TO RECEIVE ADDITIONS

                  7.1.2 power to receive any property as an addition to the Trust Fund;

                  POWER TO VOTE AND GIVE PROXIES

                  7.1.3 with respect to any investments constituting the whole or part of the Trust Fund, the Trustee shall forward all annual and interim company reports and all proxies and proxy materials relating to the Assets to the Settlor who shall have the full and unqualified right to vote in respect of such Assets;

                  POWER TO KEEP TRUST FUND ABROAD

                  7.1.4 (a) power to keep the whole or any part of the Trust Fund either within or outside Bermuda and, if the Trustee think fit, to hold in any part of the world all or any securities or other property in bearer form or in the names of the Trustee or in the name of some other appointed nominee without disclosing the fiduciary relationship, with power to remunerate such nominee, provided the Trustee acts in a prudent manner in holding assets in the name of a third party or outside Bermuda and such action by the Trustee will not subject the Assets of the Trust Fund, the Settlor or the Beneficiary to any form of taxation, duties or other governmental charges in any jurisdiction.

                           (b) Unless consented to by the Settlor, if the Trustee voluntarily moves the Assets from where such Assets were originally domiciled when contributed to the Trust Fund by the Settlor, then any resulting duties, fees, taxes or other governmental charges shall be for the account of the Trustee and paid directly by the Trustee or restored by the Trustee to the Trust Fund if paid therefrom. Additionally, if the voluntary movement of such Assets by the Trustee allows them to be attached or levied upon in any dispute, the reduction in Assets shall be restored by the Trustee. This provision 7.1.4 (b) shall additionally apply to Sub-Clause 7.1.5 below;

                  POWER TO PAY DUTIES

                  7.1.5 in the event of any duties, fees, taxes or other governmental charges whatsoever becoming payable in any part of the world in respect of the Trust Fund or any part thereof in any circumstances whatsoever, power to pay all such duties, fees, taxes or other governmental charges out of the Trust Fund or the income thereof, not less than seven (7) Business Days after notice of the intention to pay is given to Settlor and Beneficiary by Trustee, with discretion otherwise as to the time and manner in which the said duties, fees, taxes or other governmental charges shall be paid and the Trustee may pay such duties, fees, taxes or other governmental charges notwithstanding that the same shall not be recoverable from the Trustee, except in circumstances covered by Sub-Clause 7.1.4(b), or from the Beneficiary, or that the payment shall not be to the advantage of the Beneficiary;

                  POWER TO EXECUTE DOCUMENTS

                  7.1.6 subject to Sub-Clauses 6.2-6.4, power to make, execute and deliver deeds, assignments, transfers, and other instruments, sealed and unsealed but only to carry out its liquidation and delivery obligations hereunder;

                  POWER TO PROSECUTE AND DEFEND

                  7.1.7 subject to Sub-Clauses 6.2-6.4, power to institute, prosecute and defend any suits or actions or other proceedings affecting the Trustee in respect of the Trust or the Trust Fund and to compromise any such matter of difference or to submit such matter to arbitration and to compromise or compound any debt owing to the Trustee or any other claims in respect of the Trust or the Trust Fund and to adjust any disputes in relation to such debts or claims against them as such Trustee upon evidence that to the Trustee shall seem sufficient;

                  POWER TO DISTRIBUTE IN SPECIE

                  7.1.8 subject to the applicable provisions of Clause 5, power to make any distribution of the Assets of the Trust Fund pursuant to the trusts hereof in cash or in kind or partly in cash and partly in kind;

                  POWER TO SEEK LEGAL ADVICE

                  7.1.9 power, at the expense of the Beneficiary, to seek the opinion or advice of legal counsel concerning any question arising under this Trust Agreement or on any matter in any way relating to the Trust Fund or the duties of the Trustee in connection with this Trust and the Trustee shall not be liable for any action taken in good faith pursuant to or otherwise in accordance with the opinion or advice of such counsel;

                  POWER TO APPOINT INVESTMENT ADVISOR

                  7.1.10 at the written direction of the Settlor only, power to engage the services of such investment counsel, advisor or manager (the "INVESTMENT ADVISOR") as the Settlor may from time to time designate (including an advisor already acting for Settlor) and that is not objected to by the Trustee in the exercise of reasonable judgment (including any Trustee or any Parent, Subsidiary or Affiliate of a corporate Trustee) in order to obtain advice on the investment and reinvestment of the Trust Fund and to delegate to the Investment Advisor, without being liable for any consequential loss, discretion to manage the investments comprised in the Trust Fund or any part thereof and to make such changes therein and to deal in such manner therewith as the Investment Advisor may from time to time think fit if such power was approved in advance by the Settlor and, for that purpose, to deposit with or transfer into the name or under the control of the Investment Advisor all or any of the investments comprised in the Trust Fund. The Investment Advisor by its duly authorized person may on behalf of the Settlor issue to the Trustee any Proper Instructions regarding the Assets that the Settlor may issue. If an Investment Advisor is used, such Investment Advisor shall be remunerated separately by the Settlor with its own funds and the Assets shall not be used for such remuneration;

                  7.1.11 the Trustee shall not be required to enquire into nor be in any manner responsible for any change in the legal status of the Investment Advisor, whether resulting from the death of any director thereof or its reorganisation, incorporation, merger, consolidation or otherwise;

                  7.1.12 subject to the Trustee's standard of care set forth in Sub-Clause 8.7, the Trustee shall not be liable for any action taken or not taken by the Investment Advisor or for any action taken by the Trustee pursuant to or otherwise in accordance with the advice of the Investment Advisor, howsoever communicated;

                  POWER TO DELEGATE GENERALLY

                  7.1.13 subject to prior approval of the Beneficiary and Settlor, power to delegate to any person at any time for any period and in any manner and upon any terms whatever, the execution or exercise of the trusts, powers and discretions (or any one or more of them) imposed or conferred on the Trustee by this Trust Agreement or by law or otherwise, and, subject to the Trustee's standard of care set forth in Sub-Clause 8.7, the Trustee shall not be liable for any acts or defaults of any such delegate or any loss to the Trust Fund resulting therefrom;

                  POWER TO ACT NOTWITHSTANDING PERSONAL INTEREST

                  7.1.14 subject to the other provisions of the Trust Agreement, power to enter into any transaction concerning the Trust Fund (a) notwithstanding that the Trustee may be interested in the transaction other than as a Trustee and (b) without being liable to account for any reasonable incidental profit;

8.       ADDITIONAL RIGHTS AND DUTIES OF THE TRUSTEE

         8.1 The Trustee shall notify the Settlor and the Beneficiary in writing within five (5) Business Days following each deposit to, or withdrawal from, the Trust Fund.

         8.2 Before accepting any Asset for deposit to the Trust Fund, the Trustee shall determine that such Asset is in such form that the Trustee upon direction by the Beneficiary or the Settlor in accordance with this Trust Agreement may, whenever necessary, negotiate such Asset in accordance with the terms of this Trust Agreement without consent or signature from the Settlor or any other person or entity other than the Trustee.

         8.3 The Trustee may deposit any Assets in the Trust Fund in a book-entry account maintained at the Federal Reserve Bank of New York or in any other book entry system approved by Settlor or in United States' Depository Trust Company or any other depository approved by the Settlor. Assets may be held in the name of any Affiliate of Trustee acting as nominee of Trustee approved by Settlor and Beneficiary or in the name of a nominee of any approved depository.

         8.4 The Trustee shall accept and open all mail directed to the Settlor or the Beneficiary in care of the Trustee and thereafter promptly provide the same to the addressee.

         8.5 The Trustee shall furnish to the Settlor and the Beneficiary a statement of all Assets in the Trust Fund upon the inception of the Trust Fund and at the end of each calendar quarter thereafter within thirty (30) calendar days after the end of such calendar quarter.

         8.6 Upon the request of the Settlor or the Beneficiary, the Trustee shall promptly permit the Settlor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during the Trustee's normal business hours, any books, documents, papers and records relating to the Trust Fund or the Assets.

         8.7 The duties and obligations of the Trustee shall only be such as are specifically set forth in this Trust Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Trust Agreement against the Trustee. The Trustee shall be liable only for its own gross negligence, wilful misconduct, dishonesty or fraud.

         8.8 No provision of this Trust Agreement shall require the Trustee to take any action which, in the Trustee's reasonable judgment, would result in any violation of this Trust Agreement or any applicable provision of law.

9.       TRUSTEE'S REMUNERATION

         9.1 The Trustee shall be entitled to remuneration from the Beneficiary for its services in such amount and at such times as may from time to time be agreed between the Trustee and the Beneficiary or, in default of agreement, in accordance with its published terms and conditions from time to time in force.

         9.2 The Beneficiary shall pay or reimburse the Trustee for all of the Trustee's reasonable expenses and disbursements in connection with its duties under this Trust Agreement (including reasonable attorney's fees and expenses), except any such expense or disbursement as may arise from the Trustee's negligence, wilful misconduct, dishonesty or fraud.

         9.3 In the event of the failure of the Beneficiary to satisfy its obligations under Sub-Clauses 9.1 or 9.2, the Settlor shall pay to Trustee the amounts due under Sub-Clauses 9.1 or 9.2, and upon Settlor's failure to do so, the Trustee may obtain such amounts from the Trust Fund.

10.      TRUSTEE'S LIABILITY AND INDEMNITY

         10.1 The Beneficiary and the Settlor shall jointly and severally indemnify the Trustee and each of its directors, officers, employees and authorised agents (each an "Indemnified Person") for, and hold each Indemnified Person harmless against, any loss, liability, costs or expenses (including reasonable attorney's fees and expenses), incurred without gross negligence (negligence in a claim related to its representation in Sub-Clause 26.1), wilful misconduct, dishonesty or fraud on the part of the Indemnified Person as provided for herein, arising out of or in connection with the performance of the Indemnified Person's obligations under and in accordance with the provisions of the Trust Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its authorized nominee as the holder of record of the Assets. The Settlor and the Beneficiary acknowledge that the foregoing indemnities shall survive the resignation of the Trustee or the termination of this Trust Agreement.

         10.2

                  10.2.1 Notwithstanding the provisions of Sub-Clause 10.1, no Indemnified Person shall make a claim against the Settlor under this indemnity provision unless a claim for indemnity has been made to Beneficiary containing such details as a person acting in a reasonable and commercial manner as to the indemnity claim would require to act on such claim and Beneficiary has not acted on such claim in 30 days of its receipt or such shorter period as is reasonable under the circumstances, or has denied such claim in such period.

                  10.2.2 Notwithstanding the provisions of Sub-Clause 10.2.1, if the Settlor is the cause of the loss, liability, cost or expense for which indemnity is sought under Sub-Clause 10.1, then the Settlor shall be liable for such indemnity and in seeking indemnity, each Indemnified Person shall follow the procedure in
                           10.2.1 as to substantiating the claim substituting Settlor for Beneficiary and if the Settlor has not acted on such claim in the 30-day period provided for in Sub-Clause 10.1, the indemnified party may apply to Trustee to satisfy such claim from the Trust Fund; and if Trustee is the indemnified party, it may pay its claim from the Trust Fund.

         10.3 No Trustee shall be bound to take any proceedings against a former trustee hereof for any breach or alleged breach of trust committed or suffered by such former trustee.

         10.4 The Trustee shall not be liable for acting upon any written Proper Instructions or written confirmation which the Trustee believes in good faith to be genuine and to be signed by the proper party.

11.      RECEIPT OF INCOME

         Unless the Trustee in its discretion shall otherwise determine, all Income received by the Trustee shall be treated for all purposes hereof as Income at the date of receipt, irrespective of the period in relation to which such Income shall have been earned.

12.      PROTECTION OF THIRD PARTIES

         12.1 No person dealing with the Trustee and no purchaser on any sale made by the Trustee shall be concerned to enquire into the propriety or validity of any act of the Trustee or to see to the application of any money paid or property transferred to or upon the order of the Trustee;

         12.2 No company any of whose securities are comprised in the Trust Fund and no purchaser or person dealing with any person purporting to act under any delegation of authority from any Trustee shall be required to ascertain or enquire whether a case exists in which such delegation is permitted or whether such delegated authority is still subsisting;

         12.3 When anything is dependent upon the fair market value of any property or the existence of any fact, the certificate of the Trustee as to such fair market value or fact shall be conclusive in favour of anyone acting thereon in good faith.

13.      TRUSTEE ACTING AS DIRECTOR ETC. AND AGENT

         Any Trustee and, in particular, any corporate Trustee and any Parent, Subsidiary or Affiliate of such corporate Trustee may be appointed by the Trustee, subject to any requirements of this Trust Agreement, to undertake and transact any business or to do any act requiring to be transacted or done in the execution of the Trust hereof (in particular, without prejudice to the generality of the foregoing, in exercise by the Trustee of the powers contained in Sub-Clause 7.1.10) and, in any such case, shall be entitled to charge and be paid and to retain for its own account all usual professional and other fees and commissions normally paid for such services in the ordinary course of business.

14.      OVERSEEING MANAGEMENT OF COMPANIES

         The Trustee shall have no duty to interfere in the management or conduct of the business of any company or to inform itself as to the state or prospects of the company whose securities comprise the whole or part of the Trust Fund. At the request and expense of the Settlor, the Trustee shall cooperate with the Settlor in obtaining information regarding Assets in the Trust Fund.

15.      TRUSTEE'S DISCRETION

         Except as otherwise expressly herein mentioned, every discretion or power hereby conferred upon the Trustee shall be an absolute and unfettered discretion or power and the Trustee shall not be obliged to give to Beneficiary or Settlor any reason or justification for the exercise or non-exercise of any such discretion or power and no Trustee shall be held liable for any loss or damage occurring as a result of its exercise or non-exercise of any such discretion or power subject to the standard of care in Sub-Clause 8.7.

16.      NOTICES

         Unless otherwise provided in this Trust Agreement, all notices, directions, requests, demands, acknowledgements and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly delivered, given or made when received if delivered personally, by facsimile, telex, telegraph, telecopier, e-mail or by recognised major overnight courier service (fees prepaid), and if addressed as follows:

                  If to the Settlor:

                  Select Reinsurance Ltd
                  Victoria Hall, 3rd Floor
                  Victoria Street
                  Hamilton HM11
                  Bermuda
                  Attention: President or Treasurer
                  Facsimile: 441 296-8459
                  e-mail: bkizer@selre.com

                  If to the Trustee:

                  Harrington Trust Limited
                  Argyle House
                  41a Cedar Avenue
                  Hamilton HM 12
                  Bermuda
                  Attention: Managing Director
                  Facsimile: 441 296-9825
                  e-mail: jharper@htl.bm


         If to the Beneficiary:

                  PXRE Reinsurance Ltd
                  110 Pitts Bay Road
                  Pembroke HM 08
                  Bermuda

                  Attention: Chief Financial Officer
                  Facsimile: 441 296-6162
                  e-mail: bob_myron@pxregroup.com

         Each party may from time to time designate a different address for notices, directions, requests, demands, acknowledgements and other communications by giving written notice of such change to the other parties.

17.      SEVERABILITY

         In the event that any provision of this Trust Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall affect the validity or enforceability of the portions of this Trust Agreement so determined only in such jurisdiction and in such jurisdiction such determination shall not affect the validity or enforceability of the remaining portions of this Trust Agreement. To the extent such invalidity or unenforceability adversely affects Beneficiary or Settlor, the affected party may seek arbitration under Clause 24 to obtain relief determined by such arbitration to be appropriate under the circumstances.

18.      ASSIGNS

         Neither the Beneficiary nor the Settlor may assign this Trust Agreement nor any of its rights or obligations hereunder without the prior consent of the other party and the Trustee.

19.      APPOINTMENT AND RETIREMENT OF TRUSTEE

         19.1 The Trustee may resign at any time by giving not less than ninety (90) calendar days written notice of such resignation to the Beneficiary and to the Settlor. The Trustee may be removed by the Settlor's and Beneficiary's joint agreement (with any dispute between the Beneficiary and Settlor being resolved under the arbitration procedures as set out in Clause
                  24) and delivery of not less than ninety (90) calendar days written notice of such removal to the Trustee (which may be shortened by the Settlor and Beneficiary if the Trustee has violated the standard of care set forth in Clause 8.7 or any of its representations or warranties are, when made, or become, untrue); such resignation, subject to the provisions of Clause 19.3 below, or removal, shall become effective on or after the notice period upon:

                  (a) the appointment of a successor trustee by the Settlor and the Beneficiary (with any dispute being resolved under the arbitration procedures as set out in Clause
                           24),

                  (b) the acceptance of such appointment by the successor Trustee, and

                  (c) the transfer of all Assets in the Trust Fund to such successor Trustee in accordance with Sub-Clause 19.2.

         19.2 Any successor Trustee shall be a duly licensed trust company and shall not be a Parent, Subsidiary or an Affiliate of either the Settlor or the Beneficiary. The successor Trustee shall succeed and become vested with all the rights, powers, privileges and duties of the resigning or removed Trustee, and the resigning or removed Trustee shall be discharged from any future duties and obligations under this Trust Agreement, but the resigning or removed Trustee shall continue after such resignation or removal to be entitled to the benefits of the indemnities provided herein for the Trustee and subject to any liability provided for herein while acting as Trustee hereunder.

         19.3 If the Trustee has sought to resign in accordance with the procedures outlined in Sub-Clause 19.1 above and the Settlor and Beneficiary have not appointed a successor trustee within 120 days of the Trustee's notice, the Trustee shall have the power to apply to the Supreme Court of Bermuda to be relieved of its responsibilities and to have the Assets of the Trust Fund paid into court and the Income Account delivered to Settlor or as it instructs. Upon approval by the court, the resigning Trustee shall be discharged from any future duties and obligations under this Trust Agreement, but the resigning Trustee shall continue after such resignation to be entitled to the benefits of the indemnities provided for herein for the Trustee and subject to any liability provided for herein while acting as Trustee hereunder.

         19.4 Acts and deeds done or executed for the proper vesting of the Trust Fund in a new Trustee shall be done and executed by the retiring Trustee at the expense of the Beneficiary.

20.      SETTLOR'S POWER TO CHANGE PROPER LAW AND FORUM

         20.1 The Settlor, with the written consent of the Beneficiary, may, at any time and from time to time by deed, change the Proper Law of this Trust to the law of some other jurisdiction in any part of the world and, as from the date of such deed, the law of the jurisdiction named therein shall be the Proper Law of this Trust and the courts of that jurisdiction shall be the forum for the administration thereof, but subject to the powers conferred by this Sub-Clause 20.1 and until any further change is made hereunder, provided that, notwithstanding anything herein contained, the Settlor shall not exercise such power in any way which might directly or indirectly result in this Trust becoming according to the law applicable thereto illegal, void or voidable or which might change the beneficial interests hereunder.

         20.2 So often as any change of the Proper Law of this Trust shall be made pursuant to the provisions of Sub-Clause 20.1, the Trustee may at any time, either then or thereafter, by deed make such alterations and additions to the trusts, powers and provisions hereof as the Trustee may consider necessary or desirable to ensure that, so far as may be possible, the trusts, powers and provisions hereof shall, mutatis mutandis, be as valid and effective as they were immediately prior to such change.

21.      COUNTERPARTS

         This Trust Agreement may be executed by facsimile and in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute but one and the same Trust Agreement.

22.      POWER TO VARY

         Settlor and Beneficiary may, at any time and from time to time, by deed supplemental hereto, amend in whole or in part any or all of the provisions of this Trust Agreement whether to cure any ambiguity or to cure, correct or supplement any provision contained herein or in any supplemental deed or deeds or otherwise; provided that any such modification that alters or increases the duties or obligations of the Trustee or diminishes its rights shall not be binding upon the Trustee unless such modification has been accepted by the Trustee in writing.

23.      TERMINATION OF TRUST

         23.1 The Trust Fund and this Trust Agreement, except for the indemnities provided herein and the liability of the Trustee for negligence or gross negligence (as applicable), wilful misconduct, dishonesty or fraud, may be terminated, except as provided in Clause 23.2, only after the Settlor and the Beneficiary have given the Trustee written notice of their joint intention to terminate the Trust (the "NOTICE OF INTENTION") (with any dispute between Settlor and Beneficiary being resolved under the Arbitration procedures as outlined in Clause 24 and any order therefrom no longer being subject to appeal). The Notice of Intention shall specify the date on which the notifying Party intends the Trust to terminate which shall be not less than 30 nor more than 45 calendar days after the date of the Notice of Intention (the "PROPOSED DATE").

         23.2 The Settlor alone may terminate this Trust Agreement without diminishing the right of the Trustee to indemnity or the Trustee's obligation for past conduct when the Settlor is no longer required to secure its obligations under and in accordance with the terms of the Reinsurance Agreements on notice to the Beneficiary and the Trustee of the Termination Date which shall not be less than 30 nor more than 45 calendar days from the date of such notice , unless objected to by Beneficiary within ten (10) Business Days of receipt of such notice, in which event such termination shall be on such date as is jointly agreed by Settlor and Beneficiary, or as determined under the Arbitration provisions in Clause 24 with any order therefrom no longer being subject to appeal. Such arbitration award shall also grant Settlor and its shareholders such damages as they establish were caused by the wrongful delay by Beneficiary in the termination of the Trust provided Beneficiary's objection was not reasonable under the circumstances.

         23.3 On the Termination Date, the Trustee shall transfer to the Settlor any Assets remaining in the Trust Fund, at which time all liability of the Trustee with respect to such Assets shall cease, except for the Trustee's liability for negligence or gross negligence (as applicable), wilful misconduct, dishonesty or fraud with respect thereto.

24.      ARBITRATION

         24.1 All matters of difference between the Beneficiary and Settlor arising under, out of or in connection with this Trust Agreement, shall be referred to an arbitration tribunal in the manner hereinafter set out.

         24.2 Unless the parties to the arbitration appoint a sole arbitrator within 14 calendar days of one receiving a written request from the other for arbitration, the claimant (the party requesting arbitration) shall appoint his arbitrator and give written notice hereof to the respondent. Within 30 calendar days of receiving such notice, the respondent shall appoint his arbitrator and give written notice thereof to the claimant, failing which the claimant may apply to the appointor hereafter named to nominate an arbitrator on behalf of the respondent.

         24.3 Before they enter upon a reference, the two arbitrators shall appoint a third arbitrator. Should they fail to appoint such a third arbitrator within 30 calendar days of the appointment of the respondent's arbitrator, then either of them or either of the parties may apply to the appointor for the appointment of the third arbitrator. The three arbitrators shall decide by majority. The third arbitrator shall also act as chairman of the tribunal.

         24.4 Unless the parties otherwise agree the arbitration tribunal shall consist of persons (including those who have retired) with not less than ten years' experience of insurance or reinsurance as persons engaged in the industry itself or as lawyers or other professional advisers, not then or in the preceding five years engaging in or employed or otherwise associated with entities engaging in any business with any of the parties, not related to any employee or agent of any of the parties and not otherwise having any interest in the outcome of the arbitration.

         24.5 The arbitration tribunal shall, so far as is permissible under the law and practice of the place of arbitration, have power to fix all procedural rules for the holding of the arbitration including discretionary power to make orders as to any matters which it may consider proper in the circumstances of the case with regard to pleadings, discovery, inspection of the documents, examination of witnesses and any other matter whatsoever relating to the conduct of the arbitration and may receive and act upon such evidence whether oral or written strictly admissible or not as it shall in its discretion think fit.

         24.6 The appointor shall be the Chairman for the time being of Arias (UK) or if he is unavailable or it is inappropriate for him to act for any reason, such persons as may be nominated by the Committee of Arias (UK). If for any reason such persons decline or are unable to act, then the appointor shall be the nominating committee of the Chartered Institute of Arbitrators, Bermuda Branch.

         24.7 The place of arbitration shall be in Bermuda, unless the Beneficiary and Settlor agree otherwise.

         24.8 The arbitration shall be carried out under the law of Bermuda and shall be an international commercial arbitration subject to the provisions of the International Conciliation and Arbitration Act 1993.

         24.9 The arbitral award shall be in writing, shall state reasons for the award, and be final and binding on the parties. Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets or the Assets of the Trust Fund.

         24.10 Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law. However, the panel may not award any exemplary or punitive damages.

25.      IRREVOCABLE TRUST AGREEMENT

         This Trust Agreement is irrevocable and cannot be varied except in the limited circumstances provided in this Trust.

26.      REPRESENTATION AND WARRANTIES

         26.1 Each of the parties hereto expressly severally warrants and represents to each of the other parties hereto that it is a corporation in good standing in its respective place of domicile; that the execution, giving effect to and performance of its obligations under this Agreement is fully authorized by it; that the person executing this Agreement has the necessary and appropriate authority to do so; that this Agreement constitutes a valid and binding obligation of it; that there are no existing or pending agreements, transactions or negotiations to which it is a party that would render this Agreement or any part thereof void, avoidable or unenforceable; that there is no authorization, consent or approval of any government or regulatory entity which is required to make this Agreement valid and binding upon it; that no order has been made or petition presented or other step taken for it to be wound up or for the appointment of a liquidator, provisional liquidator, receiver, administrator or other like office holder under the laws of any jurisdiction whatsoever; and that the execution, giving effect to and performance of its obligations under, this Agreement does not contravene or fail to comply with any court or other order binding upon it or a direction given by any governmental authority having regulatory authority over it.

         26.2 Trustee warrants and represents that it is organized and operated in such manner so that no person other than the Beneficiary and Settlor can obtain any part of the Trust Fund by virtue of a claim against Trustee or any person for whom Trustee acts in a fiduciary capacity other than Beneficiary and Settlor. Trustee shall be liable for breach of this provision under a standard of care of negligence rather than gross negligence.

         26.3 Beneficiary and Settlor confirm that the language used to define Obligations in Sub-Clause 1.15 is the language used to set forth the obligations under the Reinsurance Agreements.

IN WITNESS WHEREOF the parties hereto have caused their Common Seals to be hereunto affixed as of the day and year first above written.

                                 FIRST SCHEDULE

    Obligations relating to business ceded in the calendar year 2003 by PXRE Reinsurance Ltd. under the Amended and Restated Facultative Obligatory Quota
              Share Retrocessional Agreement dated October 1, 1997

        Tower/Legion Aggregate Excess of Loss Retrocessional Reinsurance
                         Agreement dated June 29, 2001

  Amlin Specific Retrocessional Quota Share Agreement dated February 24, 2004

     $30MM XS $280MM Excess of Loss Reinsurance Treaty dated April 23, 2004

                                SECOND SCHEDULE

                      Ten United States Dollars (U.S.$10)

                                 THIRD SCHEDULE

                               WITHDRAWAL NOTICE

To:               Harrington Trust Limited
                  Argyle House
                  41a Cedar Avenue
                  Hamilton HM 12
                  Bermuda
                  Attention: Managing Director

THE UNDERSIGNED, PXRE Reinsurance Ltd, hereby notifies Harrington Trust Limited, as trustee pursuant to the Trust Agreement, dated [ ] 2004, among Select Reinsurance Ltd., Harrington Trust Limited, as trustee, and the undersigned, (the "TRUST AGREEMENT, capitalised terms not otherwise defined herein are used with the meaning given in the Trust Agreement), as follows:

1 The Trustee is hereby requested to withdraw from the Trust Fund the following Assets.

                        [specify Assets to be withdrawn]

2(a) The Trustee is hereby requested to deliver the cash Assets described in paragraph 1 hereof by wire transfer in immediately available funds for the account of the undersigned (Account No. _____________)

2(b)     (i)      The Trustee is hereby requested to deliver non-cash Assets by liquidating or redeeming the applicable assets and delivering the cash proceeds as in (a) above.

         (ii) The Trustee is hereby requested to transfer the non-cash Assets as instructed below:

         [cross-out the inapplicable sub-paragraph or specify the Assets for each]

IN WITNESS THEREOF, the duly authorized undersigned has caused this Withdrawal Notice to be duly executed as of this _______ day of _______________________.


                                             PXRE REINSURANCE LTD.


                                             By
                                                --------------------------------
                                                Name:
                                                Title

                                FOURTH SCHEDULE

                               WITHDRAWAL REQUEST

To:               Harrington Trust Limited
                  Argyle House
                  41a Cedar Avenue
                  Hamilton HM 12
                  Bermuda
                  Attention: Managing Director

THE UNDERSIGNED, Select Reinsurance Ltd, hereby notifies Harrington Trust Limited, as trustee pursuant to the Trust Agreement, dated [ ] 2004, among the undersigned, Harrington Trust Limited, as trustee, and PXRE Reinsurance Ltd., (the "TRUST AGREEMENT, capitalised terms not otherwise defined herein are used with the meaning given in the Trust Agreement), as follows:

1 The Trustee is hereby requested to withdraw from the Trust Fund the following Assets.

                        [specify Assets to be withdrawn]

2(a) The Trustee is hereby requested to deliver the cash Assets described in paragraph 1 hereof by wire transfer in immediately available funds for the account of the undersigned (Account No. _____________)

2(b)     (i)      The Trustee is hereby requested to deliver non-cash Assets by liquidating or redeeming the applicable assets and delivering the cash proceeds as in (a) above.

         (ii) The Trustee is hereby requested to transfer the non-cash assets as instructed below:

         [cross-out the inapplicable sub-paragraph or specify the Assets for each]

IN WITNESS THEREOF, the duly undersigned has caused this Withdrawal Request to be duly executed as of this _______ day of _______________________.


                                             SELECT REINSURANCE LTD.


                                             By
                                                --------------------------------
                                                Name:
                                                Title

                                 FIFTH SCHEDULE

                              INVESTMENT GUIDLINES

A.       Hedge Funds, subject to the following:

         1. No more than 20% of the net asset value of all hedge fund shall be in any single fund in the aggregate.

         2. In the case of "Fund of Funds", manager concentration will not exceed 20% of any such Fund of Funds net asset value and any Fund with less than two years of history will not exceed 15%. Mariner Partners, L.P. is deemed to be a "Fund of Funds" for this calculation. Any amount of Mariner Partners or Mariner Select or their international counterparts will be deemed to meet all guideline rules.

         3. No more than 40% of hedge funds net asset value will be concentrated in any one strategy, including fund of funds on a look-through basis. Strategies include, but are not limited to, Statistical Equity Arbitrage, Risk Arbitrage, Distressed Securities, Distressed Debt, Mutual Fund Switching Fixed Income Arbitrage, Long Volatility, Diversified Fixed Income Arbitrage, Diversified, Capital Structure Arbitrage, Diversified Market Neutral Equity, Long/Short Equity, Index Addition/Deletion, Discretionary Market Neutral Equity, Mortgage Backed Security Arbitrage.

         4. Any fund, the net asset value of which is greater than twice the limit specified in 1 above, shall be reduced to not more than the limit as soon as practicable, consistent with applicable redemption provisions.

         5. Any strategy concentrations in excess of the limit specified in 3 above shall be reduced to not more than the limit as soon as practicable consistent with applicable redemption provisions.

         6. Exceptions to Limitations A 1-3, above can be made so long as the sum of all such exceptions does not exceed 5% of Assets allocated to hedge funds.

         7. No more than 25% of Assets shall be in mortgage or asset-backed securities.

         8. No funds may be included that invests primarily in emerging market debt, Reg-D securities or uncovered short option positions.

         9. No fund may be included (other than funds transferred from the former Patriot Trust) unless managed by a Mariner entity or unless Mariner, a Mariner-related entity (including a Mariner sponsored fund) or Select Re is also an investor, or unless otherwise agreed to by Beneficiary.

         10. Settlor shall monitor compliance with guidelines and limitations monthly.

B.       Bonds and other debt instruments ("Bonds")

         1. Any Bonds shall be investment grade with a minimum rating of not less than AA by S&P or Aa by Moody's.

         2. The Bonds of any single issuer may not exceed 20% in par value of the Bonds portfolio; provided that Bonds of or guaranteed as to principal and interest by the United States or Bonds of its agencies and Government Sponsored Enterprises shall not be subject to this limitation.

         3. Bonds of issuers not organized in any jurisdiction within the United States its possessions and territories shall not exceed 20% in par value of the Bonds portfolio.

THE COMMON SEAL of the SETTLOR          )
was hereunto affixed in the             )
presence of:-  /s/ Brant L. Kizer       )
                                        )
                                        )
               /s/ Cindy Miller         )
                   Secretary


THE COMMON SEAL of the ORIGINAL         )
TRUSTEE was hereunto affixed in the     )
presence of:-  /s/ John C. Harper       )
                                        )
               /s/ Winette Phillips     )
                                        )


THE COMMON SEAL of the                  )
BENEFICIARY was hereunto affixed in the )
presence of:-  /s/ Robert P. Myron      )
                                        )
               /s/ I.S. Outerbridge     )
               /s/ David J. Doyle       )